EXHIBIT 5

            OPINION OF DARRYL C. SHEETZ, ESQUIRE RELATING TO ISSUANCE

               OF SECURITIES PURSUANT TO THE AGREEMENTS IDENTIFIED

                        IN EXHIBITS 4.1, 4.2, 4.3 AND 4.4




                                DARRYL C. SHEETZ
                                 ATTORNEY AT LAW

   30 Corporate Park                               1133 Connecticut Avenue, N.W.
       Suite 300                                          Tenth Floor
Irvine, California 92606                               Washington, DC  20036
     949) 553-0300                                           (202) 625-0300
   FAX (949) 553-0390                                    FAX (202) 833-8491



                                                              November 30, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
JudiciaryPlaza

Washington, DC  20549

         Re:  CeleXx Corporation

Ladies and Gentlemen:

         I represent CeleXx Corporation, a Nevada corporation (the "Registrant"), in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 1,400,000 shares of the Registrant's Common Stock, par value $.001 per share, of which 1,000,000 shares will be issued to Rosemary Nguyen, 200,000 shares will be issued to Richard Walker and 150,000 shares will be issued to Michael Kreinest pursuant to certain agreements in connection with advisory, consulting and advertising services between the Registrant and Rosemary Nguyen, Windsor Partners, Inc. and Creative Impact Communications, Inc., respectively,, and 50,000 shares will be issued to Darryl
C. Sheetz in connection with legal services rendered pursuant to a legal services letter agreement (the "Registered Securities").

         In connection with my representation of the Registrant in this matter, I have examined such documents and undertaken such further inquiry as I consider necessary for rendering the opinion hereinafter set forth.


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         Based  on  the  foregoing,   it  is  my  opinion  that  the  Registered
Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

         I acknowledge that I am referred to in the Registration Statement as counsel for the Registrant relating to the Registered Securities, and I hereby consent to such use of my name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                                                              Very truly yours,



                                                            /s/ Darryl C. Sheetz
                                                            --------------------
                                                                Darryl C. Sheetz

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